Exhibit 99-2

Certification of Periodic Report

I, Richard F. Bowman, Executive Vice President, Treasurer and Chief Financial Officer of First Virginia Banks, Inc. (the Corporation), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.	the Annual Report on Form 10-K/A of the Corporation for the fiscal year ended December 31, 2002 (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Dated: March 17, 2003
/s/ Richard F. Bowman

Richard F. Bowman
Executive Vice President, Treasurer and Chief Financial Officer